UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PHOENIX TECHNOLOGIES LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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The attached supplement to the Phoenix Technologies Ltd. (the “Company”) proxy statement and new proxy card are being mailed to stockholders on or about February 13, 2007 in connection with the Company’s 2007 Annual Meeting of Stockholders.

PHOENIX TECHNOLOGIES LTD.
915 Murphy Ranch Road
Milpitas, California 95035

SUPPLEMENT TO PROXY STATEMENT
FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS

To Be Convened on February 14, 2007 at 10:00 AM, Pacific Standard Time
and Immediately Adjourned to February 26, 2007 at 9:00 AM, Pacific Standard Time

Phoenix Technologies Ltd. (the “Company” or “Phoenix”) hereby supplements its Proxy Statement dated January 25, 2007 for its 2007 Annual Meeting of Stockholders of the Company scheduled to be held on February 14, 2007 (the “Phoenix Proxy Statement”).

AS INDICATED BELOW, UNDER AGREEMENTS RECENTLY SIGNED WITH ENTITIES REFERRED TO IN THIS SUPPLEMENT AS THE RAMIUS GROUP AND AWM GROUP, THE BOARD OF DIRECTORS HAS DETERMINED THAT IS IN THE BEST INTERESTS OF THE COMPANY’S STOCKHOLDERS TO CHANGE ITS DIRECTOR NOMINEES FOR ELECTION AT THE 2007 ANNUAL MEETING AND IT IS IMPORTANT THAT STOCKHOLDERS COMPLETE AND RETURN THE ENCLOSED NEW YELLOW PROXY CARD TO ENSURE THAT THEIR SHARES ARE VOTED FOR THE NEW NOMINEES.

BLUE AND WHITE PROXY CARDS ARE NO LONGER VALID AND WILL NOT BE VOTED AT THE 2007 ANNUAL MEETING.

In addition, the Company’s Board of Directors has decided to convene the 2007 Annual Meeting on February 14, 2007 and prior to the opening of the polls, immediately adjourn the meeting to February 26, 2007 at the Company’s offices located at 915 Murphy Ranch Road, Milpitas, California, commencing at 9:00 AM, Pacific Standard Time (the “2007 Annual Meeting”). The Board of Directors has decided to adjourn the meeting to allow additional time for the Company’s stockholders to receive this Supplement to the Phoenix Proxy Statement and the enclosed YELLOW proxy card.

All YELLOW proxy cards are solicited for the purposes set forth therein by the Company’s Board of Directors. We do not expect any matters not listed on the YELLOW proxy card to come before the 2007 Annual Meeting. If any other matter is presented, your signed YELLOW proxy card gives the individuals named as proxy holders the authority to vote your shares to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended, which would include matters that the proxy holders did not know were to be presented at the 2007 Annual Meeting.

Capitalized terms used but not defined in this Supplement have the meanings given to them in the Phoenix Proxy Statement.

REVISED BOARD NOMINEES; TERMINATION OF RAMIUS SOLICITATION

On February 12, 2007, the Company entered into two agreements (the “Agreements”) with certain entities and individuals affiliated with Starboard Value and Opportunity Master Fund Ltd. (the “Ramius Group”) (the “Ramius Agreement”) and with certain entities (the “AWM Group”) affiliated with AWM Investment Company, Inc. (“AWM”) (the “AWM Agreement”), respectively. Among other things, pursuant to the Ramius Agreement and the AWM Agreement, the Company’s Board of Directors has changed its nominees for election to Class 2 of the Board of Directors at the 2007 Annual Meeting from David S. Dury and Taher Elgamel to John Mutch and Robert J. Majteles (the “New Nominees”). Mr. Dury and Mr. Elgamel will resign from the Board of Directors immediately prior to the 2007 Annual Meeting, and Dale Fuller will be appointed as Chairman of the Board of Directors following Mr. Dury’s resignation. In addition, the Ramius Group and the AWM Group have each agreed to vote in favor of Mr. Majteles and Mr. Mutch, and the Ramius Group has agreed to withdraw its nominees for election at the 2007 Annual Meeting and suspend its solicitation in opposition to the Company.

GENERAL

Voting Securities.  The record date for the 2007 Annual Meeting has not changed. Only stockholders of record as of the close of business on January 10, 2007 will be entitled to vote at the 2007 Annual Meeting and any adjournments thereof. As of the record date, there were 25,574,579 shares of the Common Stock of the Company issued and outstanding.

Color of the Proxy Card.  YELLOW proxy cards and voting instruction cards are being solicited on behalf of the Company’s Board of Directors in favor of (i) the proposal to elect John Mutch and Robert J. Majteles as members of the Company’s Board of Directors and (ii) the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2007 fiscal year. The Company’s Board of Directors urges stockholders to sign, date and return each YELLOW proxy card or voting instruction card promptly. If a stockholder does not return the enclosed new YELLOW proxy card (which contains the name of the New Nominees), that stockholder’s shares cannot be counted in the election of the New Nominees, whether or not the stockholder previously returned a BLUE or WHITE proxy card. BLUE and WHITE proxy cards are no longer valid and will not be voted at the 2007 Annual Meeting.

Quorum.  The required quorum for transacting business at the 2007 Annual Meeting is a majority of the votes eligible to be cast by holders of shares of the Company’s common stock issued and outstanding on the Record Date. Shares that are voted “FOR”, “AGAINST”, “ABSTAIN” or “WITHHOLD” on a matter are treated as being present at the 2007 Annual Meeting for purposes of establishing a quorum.

Required Vote for Each Proposal.  Pursuant to the Company’s bylaws, when a quorum is present, directors (Proposal 1) may be elected by the vote of holders of a plurality of shares present in person or represented by proxy and entitled to vote on the election of directors. In all other matters (such as Proposal 2), when a quorum is present, the vote of a majority of the stock present in person or represented by proxy and entitled to vote on the matter.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

The Company refers you to the section of the Phoenix Technologies Proxy Statement captioned “PROPOSAL NO. 1 — Election Of Directors” for information about the current members of the Company’s Board of Directors. Information about Messrs. Mutch and Majteles, the New Nominees is set forth below.

Messrs. Mutch and Majteles were nominated for election to Class 2 of the Company’s Board of Directors pursuant to the Ramius Agreement and the AWM Agreement described in this Supplement. Prior to the termination of the proxy contest by the Ramius Group, Mr. Mutch, who beneficially owns and controls 200,000 shares of the Company’s common stock, formed a group with the Ramius Group and its affiliates, for the purpose of soliciting proxies for the election of the persons nominated by Ramius Group to the Company’s Board of Directors at the 2007 Annual Meeting. There is no other relationship between the Company and each of the New Nominees.

The New Nominees for Class 2 Directors to be elected at the 2007 Annual Meeting will be elected to hold office until the 2010 Annual Meeting of Stockholders and until their successors have been elected and qualified. The Company expects each Nominee to be available to serve as a director. If, however, a Nominee is unable or declines to serve for any reason, proxies may be voted for such substitute nominee as the Board of Directors may designate.

Set forth below is the name, age, business address, present principal occupation, employment history and directorships of publicly-held companies of each of the New Nominees for at least the past five years. This information has been furnished to the Company by the respective New Nominees. The New Nominees are not currently serving as directors of the Company.

John Mutch.  Mr. Mutch, age 50, is the founder and a managing partner of MV Advisors, LLC. In March 2003, Mr. Mutch was appointed to the Board of Directors of Peregrine Systems, a global enterprise software provider. From August 2003 to December 2005, Mr. Mutch served as President and Chief Executive Officer of Peregrine. From December 1999 through August 2002, Mr. Mutch was the chief executive officer of HNC Software, Inc., an enterprise analytics software provider. He also served as president of HNC from May 2001 through August 2002. Mr. Mutch joined HNC in 1997, and from 1997 to 1999 served in various other senior executive positions,

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including vice president, marketing and president of HNC Insurance Solutions. In 1994, Mr. Mutch founded MVenture Holdings, Inc., a private equity fund that invests in public and private technology companies, which became Mventure Holdings LLC in 2002. From December 1986 to June 1994, Mr. Mutch held a variety of executive sales and marketing positions with Microsoft Corporation, including director of organization marketing. Mr. Mutch is currently a director of the San Diego Software Industry Council. Mr. Mutch served on the Board of Directors of Brio Software, a developer of software products, from 2002 to 2003. Mr. Mutch holds a B.S. from Cornell University and an M.B.A. From the University of Chicago. The principal business address of Mr. Mutch is c/o MV Advisors, LLC, 420 Stevens Avenue, Suite 270, Solana Beach, CA 92075. Pursuant to the terms of the Agreements, Mr. Mutch will become a member of the Company’s Audit Committee. As of the date hereof, Mr. Mutch beneficially owns 200,000 shares of common stock of the Company.

Robert J. Majteles.  Mr. Majteles, age 42, is the managing member of Treehouse Capital LLC (“Treehouse”), an investment firm that he founded in 2001. Mr. Majteles holds a B.A. from Columbia University and a J.D. from Stanford University. Mr. Majteles serves on the boards of directors of Adept Technology, Inc., a company that designs, manufactures and markets robotic systems, motion control and machine vision technology; Macrovision Corporation, a provider of distribution, commerce and consumption solutions for software and entertainment content to the home video, PC games, music, cable/satellite, consumer software, and enterprise software industries; U.S. Auto Parts Network, Inc., an online provider of aftermarket auto parts and accessories; Vertical Communications, Inc., a provider of IP-PBX telephone systems; World Heart Corporation, a global medical device company focused on the development, production and commercialization of implantable ventricular assist devices; and Unify Corporation, a provider of business process automation solutions. In addition, Mr. Majteles is a Lecturer at the Lester Center for Entrepreneurship, Haas School of Business, University of California, Berkeley and is a Member of the Board of Trustees of the Head-Royce School, Oakland, California. The principal business address of Mr. Majteles is Treehouse Capital, LLC, 1816 Fifth Street, Berkeley, CA 94710. Pursuant to the terms of the Agreements, Mr. Majteles will become a member of the Company’s Nominating and Governance Committee. As of the date hereof, Mr. Majteles does not beneficially own any shares of common stock of the Company.

The Company’s Board of Directors recommends that stockholders vote FOR the election of Messrs. Mutch and Majteles. Unless otherwise instructed, the proxy holders will vote the new YELLOW proxy cards received by them for the New Nominees.

SUMMARY OF THE AGREEMENTS

Ramius Agreement.  As provided in the Ramius Agreement, the Company’s Board of Directors has determined that it is in the best interests of the stockholders of the Company to nominate John Mutch and Robert J. Majteles for election to Class 2 of the Company’s Board of Directors at the Company’s Annual Meeting and to recommend that the Company’s stockholders vote for the New Nominees. The Ramius Group has agreed to vote their shares in favor of the New Nominees at the 2007 Annual Meeting. In addition, the Company and the Ramius Group have agreed not to directly or indirectly engage in any activities in opposition to the election of the New Nominees as the sole directors elected at the 2007 Annual Meeting. In addition, the Ramius Group agreed to withdraw its nominees for election to the Company’s Board of Directors, to not present any nominees or proposals at the 2007 Annual Meeting, and to terminate its proxy solicitation in opposition to the Company.

Pursuant to the terms of the Ramius Agreement, the Company has also agreed to take all action necessary in furtherance of (and John Mutch agreed to vote in favor of): (i) the appointment of John Mutch as a member of the Audit Committee, (ii) the appointment of Robert J. Majteles as a member of the Nominating and Governance Committee, and (iii) the election of Dale Fuller as the new chairman of the Company’s Board of Directors.

Under the Ramius Agreement, until December 6, 2007 (unless the Company’s 2008 annual meeting is held before February 9, 2008, in which case until 70 days before the date of the 2008 annual meeting), the Ramius Group and any of its controlled affiliates have agreed not to:

•	acquire any voting securities of the Company in excess of the Standstill Limit (as defined below);

•	other than pursuant to the Ramius Agreement, seek or propose to influence or control the management or the policies of the Company or to obtain representation on the Company’s Board of Directors,

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•	solicit, encourage or in any way participate in the solicitation of any proxies with respect to any voting securities of the Company;

•	make any public announcement with respect to a merger, consolidation, business combination or other extraordinary transaction with or involving the Company in excess of the Standstill Limit;

•	form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934; or

•	publicly seek or request permission to do any of the foregoing.

For purposes of the Ramius Agreement, “Standstill Limit” means that number of common shares, the beneficial ownership of which would qualify a person or a group of affiliated or associated persons as an “Acquiring Person” under the Preferred Share Rights Agreement, dated as of October 22, 1999, between the Company and BankBoston, N.A. The Ramius Agreement does not limit the Ramius Group from public stating they oppose a merger or other extraordinary transaction involving a third party.

Under the Ramius Agreement, the Company also agreed to review, consider, and deliberate upon the corporate governance recommendations of Institutional Shareholder Services.

Finally, under the terms of the Ramius Agreement, the Company and the Ramius Group have agreed to a mutual release of all claims that they may have against each other based upon events occurring prior to the date of the execution of the Ramius Agreement.

AWM Agreement.  As provided in the AWM Agreement, the Company’s Board of Directors has determined that it is in the best interests of the stockholders of the Company to nominate John Mutch and Robert J. Majteles for election to Class 2 of the Company’s Board of Directors at the 2007 Annual Meeting and to recommend that the Company’s stockholders vote for the New Nominees. The AWM Group has agreed to vote their shares in favor of the New Nominees at the 2007 Annual Meeting. In addition, the Company and the AWM Group have agreed not to directly or indirectly engage in any activities in opposition to the election of the New Nominees as the sole directors elected at the 2007 Annual Meeting.

Pursuant to the terms of the AWM Agreement, the Company has also agreed to take all action necessary in furtherance of: (i) the appointment of John Mutch as a member of the Audit Committee, (ii) the appointment of Robert J. Majteles as a member of the Nominating and Governance Committee, and (iii) the election of Dale Fuller as the new chairman of the Company’s Board of Directors.

Under the AWM Agreement, the Company also agreed to review, consider, and deliberate upon the corporate governance recommendations of Institutional Shareholder Services.

THE COMPANY HAS FILED THE AGREEMENTS AS EXHIBITS TO A CURRENT REPORT ON FORM 8-K DATED FEBRUARY 13, 2007. THE DESCRIPTIONS OF THE AGREEMENTS IN THIS SUPPLEMENT ARE QUALIFIED BY THE FULL TEXT OF THOSE DOCUMENTS.

YOUR VOTE IS IMPORTANT.  THE BOARD OF DIRECTORS ASKS YOU TO COMPLETE, SIGN AND RETURN THE ENCLOSED NEW YELLOW PROXY CARD SO THAT YOUR VOTE MAY BE COUNTED, EVEN IF YOU PLAN ON ATTENDING THE 2007 ANNUAL MEETING.

By Order of the Board of Directors

/s/ Scott C. Taylor
Scott C. Taylor, Secretary

Milpitas, California
February 12, 2007

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Phoenix Technologies Ltd.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned, revoking all prior proxies, hereby appoints Woodson Hobbs and Rich Arnold, and each of them, each with power of substitution, as proxies to represent and vote as designated herein all shares of stock of Phoenix Technologies Ltd. (the “Company”) which the undersigned would be entitled to vote if personally present at the 2007 Annual Meeting of Stockholders of the Company, and at any and all adjournments of that meeting. The 2007 Annual Meeting of Stockholders of the Company will be convened on February 14, 2007 at 10:00 a.m. Pacific Standard Time and immediately adjourned to be held on February 26, 2007 at the offices of the Company located at 915 Murphy Ranch Road, Milpitas, CA, at 9:00 a.m. Pacific Standard Time.
THE PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ELECTION OF MESSRS. MUTCH AND MAJTELES AND FOR PROPOSAL 2. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF THAT MEETING.
CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE
SEE REVERSE SIDE SIDE

A-Election of Directors
This proxy will be voted as directed. In the absence of contrary direction, this proxy will be voted FOR the election of the directors listed below.

1.	To elect the following to the Board of Directors as Class 2 Directors.
		FOR	WITHHOLD
	01 — John Mutch	☐	☐

	02 — Robert J. Majteles	☐	☐
B-Issue
This proxy will be voted as directed. In the absence of contrary direction, this proxy will be voted FOR the proposal below.

		FOR	AGAINST	ABSTAIN
2.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the current fiscal year.	☐	☐	☐

Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.
Please sign exactly as your name appears on stock certificates. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles.

Dated:

Signature of Shareowner(s) / Title(s)

Signature of Shareowner(s) / Title(s)